UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2020

First Choice Bancorp

(Exact name of registrant as specified in its charter)

California	001-38476	82-2711227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17785 Center Court Drive, N Suite 750 Cerritos, California	90703
(Address of principal executive offices)	(Zip Code)

(562) 345-9092

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	FCBP	Nasdaq Capital Market

Indicate by Check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors

On December 26, 2019, Maria Salinas provided notice of her decision to resign as a director of the First Choice Bancorp, Cerritos, California (the “Company”) for personal reasons, effective as of December 31, 2019. Ms. Salinas’ decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the operations, policies or practices of the Company or its wholly-owned bank subsidiary, First Choice Bank, Cerritos, California (the “Bank”).

(d) Appointment of Directors

Effective January 1, 2020, the Board of Directors of the Company appointed Lynn McKenzie-Tallerico to serve as a director of the Company, effective immediately. Ms. McKenzie-Tallerico will serve as a member of the Company’s Audit Commit and the Asset Liability Management Committee.

There are no arrangements or understandings between Ms. McKenzie-Tallerico and any other persons to which such person was selected as a director. There are also no family relationships between Ms. McKenzie-Tallerico and any director or executive officer of the Company. Ms. McKenzie-Tallerico has more than 40 years’ experience in the banking industry where she (a) served as the National Lead Advisory Partner for Regional and Community Banks for KPMG LLP where she coordinated all advisory services to one of KPMG’s largest industry segments, including strategy and financial results; (b) led KPMG’s Internal Audit Risk and Compliance practice for the Pacific Southwest Region; (c) served as KPMG’s lead Advisory Partner for the Phoenix, Arizona office; (d) worked at a major regional bank for 15 years prior to joining KPMG in 1996 at which she gained experience in lending, bank operations, financial operations, risk management and internal controls; and (e) currently serves on the board of CASA Los Angeles where she is a member of the Executive Committee and Chair of the Audit and Risk Committee.

Subject to approval by the Board, Ms. McKenzie-Tallerico will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, effective upon Board approval, Ms. McKenzie-Tallerico will receive a quarterly cash retainer of $3,000 and $2,000 for each Board meeting attended and $1,000 per committee meeting attended. All non-employee directors serving on both the Company and the stand-alone Bank Boards of Directors will each be paid only one quarterly retainer and meeting fee for attending both the Company and Bank Board quarterly meetings. In addition to cash compensation, the directors of the Company and the Bank may receive discretionary awards of restricted stock to be determined based upon the profitability of the Company and other factors evaluated by the Company’s Compensation, Nominating and Corporate Governance Committee.

Item. 7.01 Regulation FD Disclosure

On January 2, 2020, the Company issued a press release announcing the appointment of Ms. McKenzie-Tallerico to the Company’s Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release Announcing Appointment of Director Lynn McKenzie-Tallerico

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Choice Bancorp

Date: January 2, 2020	By:	/s/ Robert M. Franko
	Name:	Robert M. Franko
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Appointment of Director Lynn McKenzie-Tallerico